UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2011
DELPHI FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11462	13-3427277

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE	19899

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code 302-478-5142
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective June 20, 2011, the Registrant’s Board of Directors elected Stephan A. Kiratsous, age 47, to serve as Executive Vice President and Chief Financial Officer. Mr. Kiratsous will be the Registrant’s principal financial officer. He has over twenty years of experience with major global investment banks serving as a senior advisor to a wide variety of insurance companies on corporate and strategic matters, including mergers and acquisitions, divestitures and capital offerings and, most recently, had served since 2007 as Managing Director and head of the Insurance Investment Banking Group — Americas of Credit Suisse and, from 2005 to 2007, as Managing Director and co-head of the Financial Institutions Group — Americas of HSBC Securities (USA).
Under the letter agreement relating to Mr. Kiratsous’ employment, his compensation will generally be established by reference to that of Robert Rosenkranz, Chairman and Chief Executive Officer of the Registrant, including a base salary in an amount equal to that of Mr. Rosenkranz, which is presently $890,000 per year, and an opportunity to earn annual cash bonuses and share-based awards at target levels of one-half (or, if a specified performance condition is met, 60%) of those received by Mr. Rosenkranz, depending, in the case of the cash bonuses, on the extent to which specified goals under the Registrant’s Annual Incentive Compensation Plan for the particular year are met. For 2011, Mr. Kiratsous’ minimum cash bonus will be $875,000 and his minimum share-based award will consist of a number of restricted share units (“RSU’s”) of the Registrant’s Class A Common Stock (the “Stock”) determined by dividing the amount of $780,000 by the closing price of the Stock on the effective date of such award and a number of options to purchase the Stock (“Options”) determined by dividing the amount of $2,340,000 by such price. Also, in connection with the commencement of his employment, Mr. Kiratsous received, on June 20, 2011, pursuant to the Registrant’s 2003 Employee Long-Term Incentive and Share Award Plan, grants of 53,628 RSU’s and 53,628 Options, along with a cash payment in the amount of $500,000. The units will vest in three equal annual installments, beginning on the third anniversary of the grant date, and the options will vest in five equal annual installments.
The letter agreement reflecting the terms of Mr. Kiratsous’ employment, whose exhibit contains the general form of the award agreement for the aforementioned grants of RSU’s and Options, is attached hereto as Exhibit 10.1. The foregoing descriptions of such terms and of such grants are qualified in its entirety by reference to such Exhibit. The press release announcing Mr. Kiratsous’ election is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
     Exhibits.

Exhibit Number	Description of Exhibits
10.1	Stephan A. Kiratsous employment letter agreement

99.1	Registrant’s June 21, 2011 press release

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.
/s/ ROBERT ROSENKRANZ
Robert Rosenkranz
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: June 21, 2011